Exhibit 99.1

. To: Common Stockholders of Carmike Cinemas, Inc. Subject: Election Form and Letter of Transmittal for the Merger between Carmike Cinemas, Inc. (“Carmike”) and AMC Entertainment Holdings, Inc. (“AMC”) Pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated July 24, 2016 (the “Merger Agreement”), by and among Carmike, AMC, and Congress Merger Subsidiary, Inc., a wholly owned subsidiary of AMC (“Merger Sub”), AMC has agreed to acquire Carmike through a merger of Merger Sub with and into Carmike (the “Merger”), subject to certain closing conditions, including the receipt of stockholder and other regulatory approvals. We are sending you the enclosed Common Stock Election Form and Letter of Transmittal (the “Election Form”) for your use in making an election as to how you would like to be paid for the shares of Carmike common stock that you hold as of the effective time of the Merger. For each share of Carmike common stock that you own, you may elect to receive either (i) 1.0819 shares of AMC Class A common stock (plus cash in lieu of any fractional shares) or (ii) an amount in cash equal to $33.06. You may also decide not to make an election with respect to the form of merger consideration you will receive. Carmike is holding a reconvened special meeting of stockholders on November 15, 2016 (the “Reconvened Special Meeting”) for its stockholders to vote on a proposal to adopt the Merger Agreement and approve the Merger. AMC and Computershare Inc., the exchange agent (the “Exchange Agent”), are sending you the Election Form in advance of the Reconvened Special Meeting in order to assure your timely return of the Election Form. If the closing conditions are not satisfied, including because Carmike stockholders do not approve the Merger Agreement or if required regulatory approvals are not obtained, the Election Form will not be given effect and you will continue to own your shares of Carmike common stock as you currently own them and any certificates for Carmike common stock will be returned to you. It is important that you respond to the enclosed Election Form and indicate your preference as to the type of payment you wish to receive should Carmike stockholders approve the Merger and the Merger closes. Any election you make will be subject to pro-rata allocation adjustments contemplated by the Merger Agreement. You should refer to the Merger Agreement in case you have any questions about the pro rata allocation procedures that the Exchange Agent will follow in making any adjustments to the elections you make on your Election Form. You should have already received a copy of the Merger Agreement that was attached to the proxy statement/prospectus in connection with the Merger (the “Proxy Statement/Prospectus”) mailed to you on October 13, 2016. A copy of the Proxy Statement/Prospectus also is included with this Election Form. If you do not mark one of the election boxes on the Election Form, you will be deemed a “Non-Electing Stockholder” and will be entitled to receive stock consideration and cash consideration as determined in accordance with the allocation and proration procedures set forth in the Merger Agreement. KCP-4756968-4 02GMEB

. To be effective, this Election Form must be received by the Exchange Agent, by no later than 5:00 p.m., Eastern Daylight Time on the fifth business day prior to the closing of the Merger, unless extended (the “Election Deadline”). AMC and Carmike will publicly announce Election Deadline and any extensions thereof in a press release, on their websites and in a filing with the Securities and Exchange Commission (the “SEC”). The Election Deadline could be as early as November 30, 2016, although the Election Deadline is based on the closing of the Merger, which remains subject to various conditions, including, among other things, receipt of the requisite approval of stockholders of Carmike and the receipt of regulatory approvals as provided for in the Merger Agreement. There can be no assurance as to the timing of the closing of the Merger or as to whether the Merger will be approved by stockholders of Carmike or as to whether the required regulatory approvals will be received. If you have any questions regarding the instructions in this letter or in the Election Form or Letter of Transmittal or need additional copies of such documents, please contact Georgeson Inc. in its capacity as the Information Agent at 866-695-6078 as soon as possible and they will assist you in properly completing the Election Form. Nevertheless, please carefully follow the instructions in the Election Form and return a properly completed Election Form by the Election Deadline in order for your election to be valid. In any event, your common stock certificates together with a properly completed Election Form must be surrendered before you can receive the consideration payable to you under the Merger Agreement. If delivering by U.S. mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011 If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporation Actions 250 Royall Street, Suite V Canton, MA 02021 Important Additional Information Regarding the Merger This communication may be deemed to be solicitation material in respect of the Merger. In connection with the Merger, a Registration Statement on Form S-4 (the “Registration Statement”) has been filed with the SEC containing a prospectus with respect to the AMC Class A common stock to be issued in the Merger and a proxy statement of Carmike in connection with the Reconvened Special Meeting. The proxy statement of Carmike contained in the Proxy Statement/Prospectus replaces the definitive proxy statement which Carmike previously filed with the SEC on May 23, 2016 and mailed to its stockholders on or about May 25, 2016. Each of AMC and Carmike intends to file other documents with the SEC regarding the Merger. The definitive Proxy Statement/Prospectus was mailed to stockholders of Carmike on or about October 13, 2016 and contains important information about the Merger and related matters. BEFORE MAKING ANY INVESTMENT OR VOTING DECISION, CARMIKE’S STOCKHOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT AMC OR CARMIKE HAS FILED OR MAY FILE WITH KCP-4756968-4

. THE SEC IN CONNECTION WITH THE PROPOSED MERGER, OR WHICH ARE INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Carmike’s stockholders may obtain, free of charge, copies of the definitive Proxy Statement/Prospectus and Registration Statement and other relevant documents filed by AMC and Carmike with the SEC, at the SEC’s website at www.sec.gov. In addition, Carmike’s stockholders may obtain free copies of the Proxy Statement/Prospectus and other relevant documents filed by Carmike with the SEC from Carmike’s website at http://www.carmikeinvestors.com. This communication does not constitute an offer to buy or exchange, or the solicitation of an offer to sell or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not a substitute for any prospectus, proxy statement or any other document that AMC or Carmike may file with the SEC in connection with the Merger. Participants in the Solicitation This communication does not constitute a solicitation of a proxy from any stockholder with respect to the Merger. However, each of AMC, Carmike and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Carmike’s stockholders with respect to the Merger. More detailed information regarding the identity of these potential participants, and any direct or indirect interests they may have in the Merger, by security holdings or otherwise, is set forth in the Proxy Statement/Prospectus. Additional information concerning AMC’s directors and executive officers is set forth in the definitive proxy statement filed by AMC with the SEC on March 15, 2016 and in the Annual Report on Form 10-K filed by AMC with the SEC on March 8, 2016. These documents are available to Carmike stockholders free of charge from the SEC’s website at www.sec.gov and from the investor relations section of AMC’s website at amctheatres.com. Additional information concerning Carmike’s directors and executive officers and their ownership of Carmike common stock is set forth in the proxy statement for Carmike’s most recent annual meeting of stockholders, which was filed with the SEC on April 15, 2016 and in the Annual Report on Form 10-K filed by Carmike with the SEC on February 29, 2016. These documents are available to Carmike stockholders free of charge from the SEC’s website at www.sec.gov and from Carmike’s website at http://www.carmikeinvestors.com. Disclosure Regarding Forward-Looking Statements This letter and the accompanying materials contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about AMC’s and Carmike’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of AMC’s and Carmike’s management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results KCP-4756968-4

. to differ materially from those contained in any forward-looking statement. Many of these factors are beyond AMC’s or Carmike’s ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the Merger due to the failure to obtain Carmike stockholder or regulatory approval for the Merger or the failure to satisfy other conditions of the Merger within the proposed timeframe or at all; disruption in key business activities or any impact on AMC’s or Carmike’s relationships with third parties as a result of the announcement of the Merger; the failure to obtain the necessary financing arrangements as set forth in the debt commitment letters delivered pursuant to the Merger Agreement, or the failure of the Merger to close for any other reason; risks related to disruption of management’s attention from AMC’s or Carmike’s ongoing business operations due to the Merger; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against AMC or Carmike and others relating to the Merger Agreement; the risk that the pendency of the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the Merger; the amount of the costs, fees, expenses and charges related to the Merger; adverse regulatory decisions; unanticipated changes in the markets for AMC’s or Carmike’s business segments; general economic conditions in AMC’s or Carmike’s regional and national markets; AMC’s or Carmike’s ability to comply with covenants contained in the agreements governing indebtedness; AMC’s or Carmike’s ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; AMC’s or Carmike’s ability to meet its contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in AMC’s or Carmike’s markets; competition in AMC’s or Carmike’s markets; competition with other forms of entertainment; the effect of AMC’s or Carmike’s leverage on its financial condition; prices and availability of operating supplies; the impact of continued cost control procedures on operating results; the impact of asset impairments; the impact of terrorist acts; changes in tax laws, regulations and rates; and financial, legal, tax, regulatory, legislative or accounting changes or actions that may affect the overall performance of AMC’s or Carmike’s business. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in AMC’s and Carmike’s reports filed with the SEC, including Forms 10-K, Forms 10-Q and 8-K. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the date hereof. Neither AMC nor Carmike undertakes to update any of these statements in light of new information or future events, except as required by applicable law. KCP-4756968-4